UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2012

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Smart Ventures, Inc.

 (Name of Small Business issuer in its charter)

   Nevada                                                    000-53338                               95-0427221

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

1720 Arezzo Circle

Boynton Beach, FL  33436

 (Address of principal executive offices)

                                                                 561-283-1560

(Registrant’s telephone number)

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Item 8 01. Other Events

On August 2, 2012 the Board of Directors of the registrant passed unanimously a resolution authorizing a reverse share split to the shareholders of record holding common shares on  August 2, 2012, on a basis of one share for every one hundred shares held  (1-100) bringing the total common shares issued and outstanding to 830,000

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1 August 2, 2012 Board of Directors Resolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Ventures, Inc.

/s/Lance R. Larsen

   Lance R. Larsen, President and Director

August 6, 2012